SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 18, 2006

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities

        Derma Sciences, Inc. (the “Registrant”) on April 18, 2006 privately sold 2,655,098 units (the “Units”), at $2.40 per Unit, each Unit consisting of four shares of the Registrant’s common stock, $0.01 par value (the “Common Stock”), and one five-year warrant to purchase one share of Common Stock at the price of $1.00 (the “Warrants”). Neither the Units nor the Common Stock component of the Units nor the Common Stock issuable upon exercise of the Warrants (the latter, collectively, the “Underlying Common Stock”) have been registered under the Securities Act of 1933 (the “Act”) and are being offered pursuant to the exemptions from registration set forth in section 4(2) of the Act and Regulation D, Rules 501-503 and 506 promulgated thereunder. The Units are being offered exclusively to “accredited investors” as this term is defined in Rule 501(a) of Regulation D. Neither the Units nor the Underlying Common Stock may be reoffered or resold absent either registration under the Act or the availability of an exemption from registration requirements.

        Proceeds to date of the sale of the Units of approximately $6.4 million, less commissions and other offering expenses of approximately $500,000, have been applied to the Registrant’s acquisition of substantially all of the assets of Western Medical, Inc. as well as the payment of acquisition related expenses. For description of the Registrant’s acquisition of the assets of Western Medical, Inc., please refer to the Registrant’s Form 8-K relative to the acquisition filed April 24, 2006.

        The Registrant has undertaken to file a registration statement relative to the Underlying Common Stock within 60 days after termination of the offering. Of the 2,750,000 Units offered, 94,902 presently remain unsold. The offering is scheduled to terminate April 30, 2006 subject to earlier sale of the Units.

        The Registrant will pay commissions to registered broker-dealers (“Placement Agents”) incident to the sale of the Units in the amount of up to 8% of the purchase price thereof, together with five-year warrants to purchase Common Stock of the Registrant equal to 10% of the Common Stock sold in the offering and exercisable at $0.72 per share (“Placement Agent Warrants”). The Registrant has accorded registration rights relative to the Common Stock issuable upon exercise of the Placement Agent Warrants similar to the above described registration rights accorded to purchasers of the Units. Commissions are not payable with respect to Units, if any, sold to the Registrant’s current officers, directors and certain other offerees. To date, commissions in the amount of $412,911 and 754,806 warrants to purchase Common Stock at $0.72 per share have been earned.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits:

10.01	–	Private Placement Memorandum with Amendments
10.02	–	Purchase Agreement
10.03	–	Registration Rights Agreement
10.04	–	Warrant Agreement
10.05	–	Placement Agreement - Taglich Brothers, Inc.
10.06	–	Placement Agreement with Amendment - Oppenheimer & Co., Inc.
10.07	–	Placement Agreement - Beaufort International Associates, Ltd.
10.08	–	Legal Opinion

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.
	By:	/s/ John E. Yetter
John E. Yetter, CPA Vice President and Chief Financial Officer
Date: April 24, 2006

EXHIBIT INDEX:

10.01	–	Private Placement Memorandum with Amendments
10.02	–	Purchase Agreement
10.03	–	Registration Rights Agreement
10.04	–	Warrant Agreement
10.05	–	Placement Agreement - Taglich Brothers, Inc.
10.06	–	Placement Agreement with Amendment - Oppenheimer & Co., Inc.
10.07	–	Placement Agreement - Beaufort International Associates, Ltd.
10.08	–	Legal Opinion